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                                  EXHIBIT 23. (a)

                CONSENT OF McNAIR, McLEMORE, MIDDLEBROOKS & CO.
                        TO USE OF FINANCIAL STATEMENTS
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              CONSENT OF McNAIR, McLEMORE, MIDDLEBROOKS & CO. LLP



     McNair, McLemore, Middlebrooks & Co., LLP hereby consents to the inclusion in the registration statement to be filed by Colony Bankcorp, Inc. in connection with the issuance of its shares of common stock in the acquisition of Broxton

State Bank of the audited consolidated financial statements of Colony Bankcorp,

Inc. and Subsidiaries as of December 31, 1995 and 1994 and for the years then ended prepared by McNair, McLemore, Middlebrooks & Co., LLP and to the reference in the registration statement and prospectus which is a part thereof to McNair,

McLemore, Middlebrooks & Co., LLP as having prepared such financial statements.




                                   /s/ McNair, McLemore, Middlebrooks & Co., LLP

                                   McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP
                                   Macon, Georgia


                                   July 31, 1996